Exhibit 99.1

Express Scripts and Walgreens Announce New Pharmacy Network Agreement

ST. LOUIS, MO and DEERFIELD, IL (July 19, 2012) – Express Scripts (NASDAQ:ESRX) and Walgreens (NYSE, NASDAQ:WAG) today announced the companies have reached a multi-year pharmacy network agreement that includes rates and terms under which Walgreens will participate in the broadest Express Scripts retail pharmacy network available to new and existing clients. The companies are not disclosing the terms of the new contract.

Walgreens will be part of the broadest network of pharmacies available to Express Scripts clients, as of September 15, 2012. Express Scripts will work to ensure a smooth transition for those plan sponsors who will want to include Walgreen’s pharmacies in their network.

“As I’ve said, we are in the business of providing a broad range of pharmacy, health and wellness services to help meet the needs of all of our customers,” said Greg Wasson, president and CEO of Walgreens. “I am pleased that Walgreens and Express Scripts have been able to reach an agreement that works for both parties and is consistent with our company’s principles. This agreement is good for our shareholders, our employees and the patients and communities we serve every day. We look forward to once again filling prescriptions and offering our health and wellness services as part of the Express Scripts network.”

“We are happy to include Walgreens in our broadest network of pharmacies and we are pleased to reach an agreement to do so,” said George Paz, chairman and CEO of Express Scripts. “Our business model is based on strong alignment with our plan sponsors – employers, health plans, unions and government health programs – providing them with a clinically sound and economically responsible pharmacy benefit.”

The broadest Express Scripts network now offers more than 64,000 pharmacies nationwide, including Walgreens, providing a broad array of quality pharmacy care options.

About Express Scripts:

Express Scripts manages more than a billion prescriptions each year for tens of millions of people. On behalf of our clients, we make the use of prescription drugs safer and more affordable. We innovate to enhance patient care, reduce pharmacy-related waste and increase therapy adherence. Building on a strong clinical foundation, we apply our understanding of the behavioral sciences – an approach we call Consumerology® – to make it easier for people to choose better health.

Headquartered in St. Louis, Express Scripts provides integrated pharmacy benefit management services, including network-pharmacy claims processing, home delivery, specialty benefit management, benefit-design consultation, drug-utilization review, formulary management, and medical and drug data analysis services. The company also distributes a full range of biopharmaceutical products and provides extensive cost-management and patient-care services.

For more information, visit http://www.express-scripts.com/ or follow @ExpressScripts on Twitter.

Express Scripts forward-looking statements:

This press release contains forward-looking statements, including, but not limited to, statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements can be found in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s Form 10-Q filed with the SEC on May 10, 2012. A copy of this form can be found at the Investor Relations section of Express Scripts’ web site at http://www.express-scripts.com/corporate.

We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Walgreens:

As the nation’s largest drugstore chain with fiscal 2011 sales of $72 billion, Walgreens (www.walgreens.com) vision is to become America’s first choice for health and daily living. Each day, Walgreens provides nearly 6 million customers the most convenient, multichannel access to consumer goods and services and trusted, cost-effective pharmacy, health and wellness services and advice in communities across America. Walgreens scope of pharmacy services includes retail, specialty, infusion, medical facility and mail service, along with respiratory services. These services improve health outcomes and lower costs for payers including employers, managed care organizations, health systems, pharmacy benefit managers and the public sector. The company operates 7,907 drugstores in all 50 states, the District of Columbia and Puerto Rico. Take Care Health Systems is a Walgreens subsidiary that is the largest and most comprehensive manager of worksite health and wellness centers and in-store convenient care clinics, with more than 700 locations throughout the country.

Walgreens forward-looking statements:

Statements in this report that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “continue,” “sustain,” “synergy”, “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results to vary materially from those indicated, including our ability to regain former patients and attract new patients from health plans sponsored by existing and new Express Scripts clients, changes in vendor, payer and customer relationships and terms, changes in network participation and other factors described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as amended, each of which is incorporated herein by reference and in other documents that we file or furnish with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, Walgreens does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this report, whether as a result of new information, future events, changes in assumptions or otherwise.

Media Contacts

Express Scripts

Brian Henry

bhenry@express-scripts.com

314-684-6438

Walgreens

Michael Polzin

michael.polzin@walgreens.com

847-372-3502

Investor Contacts

Express Scripts

David Myers

investor.relations@express-scripts.com

314-810-3115

Walgreens

Rick Hans

investor.relations@walgreens.com

847-315-2385

Lisa Meers

investor.relations@walgreens.com

847-315-2361